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                                                                    EXHIBIT 10.8

                           EMPLOYEE LEASING AGREEMENT

     THIS EMPLOYEE LEASING AGREEMENT (the "Agreement") is entered into effective as of October 15, 1999, by and between Iasis Healthcare Corporation, a Delaware corporation, as successor-in-interest to JLL Hospital, LLC, a Delaware limited liability company (the "Lessee") and Tenet Healthcare Corporation, a Nevada corporation (the "Lessor"); provided, however that OrNda HealthCorp. of Phoenix, Inc., American Medical (Central), Inc. S.C. San Antonio, Inc., Mesa General Hospital Medical Center, Inc., Tenet Texas Employment, Inc., National Medical Services, Inc. and Tenet HealthSystem Medical, Inc. shall each be a party to this Agreement and a Lessor to the extent each employs individuals at any of the Facilities.

     WHEREAS, the Lessor has agreed to sell to the Lessee, and the Lessee has agreed to purchase from the Lessor, certain healthcare assets and businesses of the Lessor and its affiliates (the "Facilities") upon the terms and conditions set forth in the Asset Sale Agreement by and between Lessee and Lessor dated as of August 15, 1999 and the Asset Sale Agreement between Odessa Hospital, Ltd. and Lessee dated August 15, 1999 (collectively, "Asset Sale Agreements"); and

     WHEREAS, the Lessee desires to retain, and the Lessor desires to provide, the temporary services of the Lessor's work force at the Facilities (the "Facility Employees") in order to continue without interruption the operation of the transferred assets and business following sale of the same by the Lessor to the Lessee, until such time as the Facility Employees shall become employed by Lessee.

     NOW THEREFORE, in consideration of the premises and the representations, warranties, covenants, agreements and undertakings hereinafter made, the parties hereby agree as follows:

     1. Term. The term of this Agreement shall be from the "Closing Date," as such term is defined in the Asset Sale Agreements, through December 31, 1999.

     2. Staffing. Lessor agrees to continue to employ the Facility Employees, and to make the services of such employees available to Lessee, for the term of this Agreement. Subject to Sections 3, 5 and 7 hereof, Lessor will continue to be responsible for all wages, salaries and other compensation, employee benefits, insurance, workers' compensation, employment taxes, withholding, employee-related reporting, filing, and disclosure obligations, compliance with all employment laws, and all other employment-related liabilities for the Facility Employees which arise during the term of this Agreement.

     3. Compensation. In exchange for Lessor's provision of staffing services, Lessee shall pay as described below an amount equal to the out-of-pocket costs or expenses (including but not limited to wages, salaries and other compensation, employee benefits, insurance, workers' compensation, employment taxes, withholding, administration, and insurance costs) incurred by Lessor in connection with continued employment of its employees for the term of this Agreement. Lessor shall provide the amount of such out-of -pocket costs or expenses to Lessee by 5:00 p.m. Eastern Time on the Wednesday immediately preceding the payday for the Facility Employees and Lessee shall wire said amount on the following day, Thursday, so as to

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ensure that Lessor receives said amount no later than 5:00 p.m. Eastern Time the following day, Thursday, in Lessor's account as designated by Lessor from time to time.

     4. Supervision. During the term of this Agreement, Lessor agrees that the Facility Employees will perform such services as may be mutually agreed upon by Lessor and Lessee. Lessee shall not act as an employer with respect to the Facility Employees and shall have no responsibility, authority, or liability as such. Lessor reserves the right and authority, in its capacity as employer, to direct, supervise, and discipline (including hire, retain, and terminate) the Facility Employees. However, Lessee shall be permitted to reasonably request that Lessor release or replace any Facility Employee, which request shall be promptly considered by Lessor. In particular, Lessee shall have the authority to designate tasks to be performed, and shall have the authority to instruct and oversee employees in the manner, means and method of accomplishing such tasks.

     5. Compliance. To the extent that Lessor is responsible for any legal liability relating to or arising out of events, occurrences, conditions, actions, or inactions with respect to the Facility Employees during the term of this Agreement, including, without limitation, claims of, for, or relating to employment discrimination, unfair labor practices, wage and hour violations, health and safety violations, workers' compensation, employee benefits, wrongful discharge, tort liability, breach of agreement, or any other violation of sate or federal law or regulation, Lessee agrees to defend, indemnify, and hold harmless Lessor from and against any and all such liabilities; provided, however, that Lessee shall not be required to indemnify Lessor from any liability resulting from Lessor's gross negligence or willful misconduct.

     6. Wages and Salaries. Lessor shall pay the Facility Employees such wages, salaries and bonuses, at such rate and at such times as it shall determine from time to time for each Facility Employee, consistent with past employment practices as of the effective date of this Agreement. Subject to Section 3 hereof, all withholding and payroll taxes due with respect to such payments, as well as any other legally required contributions (such as in the nature of social security payments) shall be the sole responsibility of Lessor. Lessee shall not be obligated to pay any wage or salary to the Facility Employees directly, nor shall it be responsible for any withholding taxes or contributions due with respect to such payments.

     7.   Employee Benefits.

          (a) During the term of this Agreement, Lessor shall continue to maintain its employee benefit and fringe benefit plans, programs and arrangements in effect at the execution of this Agreement and continue to provide its employees with such employee benefits and fringe benefits as authorized and provided pursuant to those plans, programs and arrangements as of such date, or as thereafter amended, and Lessee shall fully reimburse Lessor for all benefit costs, including without limitation claim costs, premium costs and costs of administration paid by Lessor with respect to all such benefits including, without limitation, the ongoing costs associated with offering COBRA coverage to any Facility Employees (or dependent thereof) who terminates employment with Lessor (or otherwise incurs a qualified event) during the term of this Agreement (collectively, the "Benefit Costs"). Lessor shall provide the amount of the Benefit Costs to Lessee for a particular calendar month by 5:00 p.m. Eastern Time on the day which is

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     two (2) calendar days prior to the last calendar day of such month (the
     "Submittal Date"), and Lessee shall wire said amount on the following calendar day (the "Pay Date"), so as to ensure that Lessor receives said amount no later than 5:00 p.m. Eastern Time on the Pay Date, in Lessor's account as designated from time to time. Notwithstanding the foregoing, if either the Submittal Date or the Pay Date falls on a day which is not a business day, the Submittal Date and the Pay Date shall be accelerated in such calendar month to the first date in such calendar month which would enable both the Submittal Date and the Pay Date to fall on a business day. Lessor shall give Lessee 30 days advance notice of any plan amendment that would increase the employer costs thereunder.

          (b) Lessor agrees to purchase and maintain from vendors recommended and secured by Lessee, at Lessee's expense, such stop loss insurance as may be requested and secured by Lessee with respect to the medical and dental benefits provided to the Facility Employees.

     8. Personnel Policies. Except as specified herein, all terms and conditions of employment applicable to the Facility Employees shall be governed by Lessor's personnel policies and practices in effect at the execution of this Agreement, or as amended from time to time, and Lessee shall have no authority to enforce, alter or interpret such policies and practices.

     9. Workers' Compensation. Lessor shall provide workers' compensation insurance for Lessor's employees during the term of the Agreement, provided, however, that Lessee shall fully reimburse Lessor for any and all claims, premiums and administrative costs associated with such coverage.

     10. Transfer. Upon termination of this Agreement, Lessee shall unconditionally make offers of employment to all Facility Employees who are leased to Lessee under this Agreement at the expiration of the term hereof in accordance with section 5.3 of the Asset Sale Agreements.

     11. Third Party Beneficiaries. This Agreement and all conditions and provisions hereof are for the sole and exclusive benefit of the parties hereto and their respective successors and assigns and are not intended for the benefit of any other person. In particular, nothing expressed by or mentioned in this Agreement is intended or shall be construed to give any Facility Employee or his or her respective heirs, assigns and beneficiaries, any legal or equitable right, remedy or claim under or in respect to this Agreement or any provision herein contained.

     12. Notices. Any notice or other communication required or which may be given hereunder shall be in writing and either be (i) delivered personally,
(ii) deposited in the United States mail, first class, certified, return receipt requested, postage prepaid, or (iii) sent by electronic transmission, receipt confirmed, and shall be deemed given when so delivered personally, or if mailed, five business days after the date of such mailing, or upon receipt of electronic transmission, and shall be addressed as follows:

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If to Lessor:

               Tenet Healthcare Corporation
               Paul Slavin
               Tenet HealthSystem
               Dallas Operations Center
               14001 Dallas Parkway, Suite 200
               Dallas, Texas  75240

               with a copy to:

               David I. Schiller, Esq.
               Gibson, Dunn & Crutcher, L.L.P.
               1717 Main Street, Suite 5400
               Dallas, Texas  75201-7390

If to Lessee:

               Frank A. Coyle
               IASIS Healthcare Corporation
               104 Woodmont, Suite 101
               Nashville, Tennessee  37205

               with a copy to:

               Robert Pincus
               Skadden, Arps, Slate, Meagher & Flom LLP
               One Rodney Square
               P.O. Box 636
               Wilmington, Delaware  19899-0636

Either party may change its address to which notices or other communications are to be sent by giving written notice of such change in the manner provided herein for giving notice.

     13. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     14. Headings. The headings contained in this Agreement are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

     15. Severability. In the event any one or more of the provisions contained in this Agreement or in any other instrument referred to herein shall, for any reason, be determined to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof. Lessor and Lessee shall endeavor in good faith

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negotiations to modify the invalid, illegal or unenforceable provision to the extent necessary to make such provision, valid, legal and enforceable and to cause this Agreement to operate in a fair and equitable manner between the parties. Each of the parties hereto agrees that it shall not allege the invalidity, illegality, or unenforceability of this Agreement, or any one or more of the provisions contained herein.

     16. Relationship of Parties. Nothing herein contained shall constitute Lessor and Lessee as members of any partnership, joint venture, association, syndicate, or other entity, or be deemed to confer on any of them any express, implied, or apparent authority to incur any obligation or liability on behalf of another party, except as otherwise expressly provided herein.

      17. Assignment. This Agreement and the rights, benefits, obligations and remedies hereunder or any interest therein shall not be assignable or transferable by operation of law or otherwise by Lessor or Lessee without the prior written consent of each of them. Any attempt so to assign or to delegate any of the foregoing without such consent shall be void.

TENET HEALTHCARE CORPORATION                    IASIS HEALTHCARE CORPORATION

By: /s/ Paul O'Neill                            By:  /s/ Frank Coyle
   -------------------------------                 ---------------------------
Name: Paul O'Neill                              Name: Frank Coyle
Title: Vice President                           Title: Secretary

ORNDA HEALTHCORP. OF PHOENIX, INC.

By: /s/ Paul O'Neill
   -------------------------------
Name: Paul O'Neill
Title: Vice President

AMERICAN MEDICAL(CENTRAL), INC.

By: /s/ Paul O'Neill
   -------------------------------
Name: Paul O'Neill
Title: Vice President

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S.C. SAN ANTONIO, INC.

By: /s/ Paul O'Neill
   -------------------------------
Name: Paul O'Neill
Title: Vice President

MESA GENERAL HOSPITAL MEDICAL
CENTER, INC.

By: /s/ Paul O'Neill
   -------------------------------
Name: Paul O'Neill
Title: Vice President

TENET TEXAS EMPLOYMENT, INC.

By: /s/ Paul O'Neill
   -------------------------------
Name: Paul O'Neill
Title: Vice President

NATIONAL MEDICAL SERVICES, INC.

By: /s/ Paul O'Neill
   -------------------------------
Name: Paul O'Neill
Title: Vice President

TENET HEALTHSYSTEM MEDICAL, INC.

By: /s/ Paul O'Neill
   -------------------------------
Name: Paul O'Neill
Title: Vice President